UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-256598	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2022, subsidiaries of Strategic Storage Trust VI, Inc. (the “Company”) entered into: (1) an assignment agreement with an affiliate of SmartStop Self Storage REIT, Inc. (“SmartStop”) to acquire such affiliate’s right, title and interest in and to a purchase and sale agreement with an unaffiliated third party (the “Two Property Portfolio PSA”) for the acquisition of a self storage facility located in Newark, Delaware (the “Newark Property”), and (2) an assignment agreement with an affiliate of SmartStop to acquire such affiliate’s right, title and interest in and to the Two Property Portfolio PSA for the acquisition of a self storage facility located in Levittown, Pennsylvania (the “Levittown Property” and together with the Newark Property, the “Properties”).

The Newark Property is a self storage facility that contains approximately 80,700 net rentable square feet of storage space and 830 self storage units. The purchase price for the Newark Property is approximately $19.7 million, plus closing costs and acquisition fees.

The Levittown Property is a self storage facility that contains approximately 78,100 net rentable square feet of storage space and 810 self storage units. The purchase price for the Levittown Property is approximately $21 million, plus closing costs and acquisition fees.

The information in this Item 1.01 description with respect to the Two Property Portfolio PSA, the Newark Property and the Levittown Property is qualified in its entirety by the full Purchase Agreement which is attached as Exhibit 10.1 hereto.

The Company expects the acquisition of the Properties to close in the second quarter of 2022 and expects to fund the acquisition with a combination of net proceeds from the Company’s private offering and potential future debt financing. Pursuant to the Two Property Portfolio PSA, the Company will be obligated to purchase the Properties only after satisfactory completion of agreed upon closing conditions. The Company will decide whether to acquire the Properties generally based upon:

•
the ability of the Company to obtain debt or other financing;
•
satisfactory completion of due diligence on the Properties and the sellers of the Properties;
•
satisfaction of the conditions to the acquisition in accordance with the Purchase Agreement; and
•
no material adverse changes relating to the Properties, the sellers of the Properties or certain economic conditions.

There can be no assurance that the Company will complete the acquisition of the Properties. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to approximately $780,000 in earnest money on the Properties.

Other properties may be identified in the future that the Company may acquire prior to or instead of the Properties. Due to the considerable conditions to the consummation of the acquisition of the Properties, the Company cannot make any assurances that the closing of the Properties is probable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Purchase Agreement for the Newark Property and Levittown Property, dated as of February 24, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: April 12, 2022	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer